Exhibit 99.1

nCino Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Fiscal Year 2022 Total Revenues of $273.9M, up 34% year-over-year; Q4 Total Revenues of $75.0M, up 32% year-over-year
Fiscal Year 2022 Subscription Revenues of $224.9M, up 38% year-over-year; Q4 Subscription Revenues of $62.8M, up 40% year-over-year
Fiscal Year 2023 Total Revenue Guidance of $398M to $400M

WILMINGTON, N.C. – March 31, 2022 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for the fourth quarter and fiscal year 2022, ended January 31, 2022.

“With new logos, significant expansion deals, continued traction internationally, and the completion of the SimpleNexus acquisition, the fourth quarter was a strong finish to a tremendous year for nCino,” said Pierre Naudé, CEO of nCino. “As we look to fiscal year 2023, the strength of our combined businesses positions us extremely well for continued growth. We are pursuing a large, global opportunity to help lenders and financial institutions of all sizes digitally transform their operations and 10 years in, we are just getting started.”

Fourth Quarter Fiscal 2022 Financial Highlights
•Revenues: Total revenues for the fourth quarter were $75.0 million, a 32% increase from $56.6 million in the fourth quarter of fiscal 2021. Subscription revenues for the fourth quarter were $62.8 million, up from $45.0 million one year ago, an increase of 40%. Total revenues and subscription revenues from SimpleNexus included in these fourth quarter results were $3.9 million and $3.7 million, respectively, from January 7, 2022, the close date of the acquisition.
•Loss from Operations: GAAP loss from operations in the fourth quarter was ($30.0) million compared to ($13.9) million in the same quarter of fiscal 2021. Non-GAAP operating loss in the fourth quarter was ($8.3) million compared to ($7.5) million in the fourth quarter of fiscal 2021.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the fourth quarter was ($7.1) million compared to ($12.1) million in the fourth quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the fourth quarter was ($9.3) million compared to ($5.6) million in the fourth quarter of fiscal 2021.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the fourth quarter was ($0.07) per share compared to ($0.13) per share in the fourth quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the fourth quarter was ($0.09) per share compared to ($0.06) per share in the fourth quarter of fiscal 2021.
•Remaining Performance Obligation: Total Remaining Performance Obligation as of January 31, 2022, was $912 million, an increase of 52% compared to January 31, 2021.
•Cash: Cash and cash equivalents were $88.0 million as of January 31, 2022.

Full Year Fiscal 2022 Financial Highlights
•Revenues: Total revenues for fiscal year 2022 were $273.9 million, a 34% increase from $204.3 million in fiscal year 2021. Subscription revenues for fiscal year 2022 were $224.9 million, up from $162.4 million one year ago, an increase of 38%.

•Loss from Operations: GAAP loss from operations for fiscal year 2022 was ($71.4) million compared to ($42.6) million in fiscal year 2021. Non-GAAP operating loss for fiscal year 2022 was ($17.6) million compared to ($14.2) million last fiscal year.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino for fiscal year 2022 was ($49.4) million compared to ($40.5) million in fiscal year 2021. Non-GAAP net loss attributable to nCino for fiscal year 2022 was ($19.5) million compared to ($11.7) million last fiscal year.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino for fiscal year 2022 was ($0.51) per share compared to ($0.46) per share in fiscal year 2021. Non-GAAP net loss attributable to nCino for fiscal year 2022 was ($0.20) per share compared to ($0.13) per share last fiscal year.

Recent Business Highlights
•Signed Expansion Deal with Wells Fargo: In the fourth quarter, Wells Fargo & Company expanded its adoption of the nCino Bank Operating System® to accelerate digital transformation within its Consumer and Small Business Banking division to deliver a premier, cutting-edge technology experience. Earlier in fiscal year 2022, Wells Fargo selected nCino as the technological foundation to transform its commercial lending operations.
•Signed Expansion and Renewal Deals with Strategic Customers: During the fourth quarter, nCino signed several strategic renewal and expansion deals with existing customers, including a U.S. enterprise customer with over $150 billion in assets that nearly doubled their financial commitment, and a Top-10 U.S. bank that completed a multi-year renewal which included their purchase of our newest AutoSpreading functionality. Additionally, a U.S. enterprise bank with over $100 billion in assets that was using nCino for Commercial Banking also purchased nCino’s Deposit Account Opening solution during the fourth quarter.
•Completed Acquisition: nCino closed its acquisition of SimpleNexus, a leading cloud-based, mobile-first homeownership software company, on January 7, 2022.
•Increased Customer Count and Size: The Company ended fiscal 2022 with over 1,750 customers, including over 400 SimpleNexus customers, up from over 1,260 at the end of fiscal 2021. Of our Bank Operating System customers, 271 contributed greater than $100,000 to fiscal 2022 subscription revenues, an increase from 224 in fiscal 2021. Of these 271 customers, 47 contributed more than $1 million to fiscal 2022 subscription revenues, compared to 36 at the end of the prior year.
•Expanded International Footprint: In the fourth quarter, nCino added new logos in multiple geographies, including Japan and South Africa. In Canada, the Company added CIBC in the fourth quarter along with another Top 5 Canadian bank. The Company also recently launched new entities in Spain and France, in addition to its German entity and hub office in London.
•Announced New International Go-Live: Subsequent to the quarter, nCino announced that Natixis Corporate & Investment Banking (Natixis CIB) is using nCino to speed up its credit journeys, improve efficiency, and deliver intelligence into the financial analysis process with Automated Spreading, powered by nCino’s artificial intelligence application suite, nCino IQ (nIQ®). Natixis CIB will also use nCino’s Corporate Banking Solution to eliminate manual processes and automate repeatable tasks for seamless collaboration across deal teams and faster credit decisioning to deliver an enhanced client experience with embedded regulatory compliance and procedures.

Financial Outlook
nCino is providing guidance for its first quarter ending April 30, 2022, as follows:
•Total revenues between $91 million and $92 million.
•Subscription revenues between $77 million and $78 million.
•Non-GAAP operating loss between ($7.5) million and ($8.5) million.
•Non-GAAP net loss attributable to nCino per share of ($0.07) to ($0.08).

nCino is providing guidance for its fiscal year 2023 ending January 31, 2023, as follows:
•Total revenues between $398 million and $400 million.
•Subscription revenues between $340 million and $342 million.
•Non-GAAP operating loss between ($33.5) million and ($35.5) million.
•Non-GAAP net loss attributable to nCino per share of ($0.31) to ($0.32).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) risks associated with the acquisition of SimpleNexus, (iii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iv) the accuracy of management’s assumptions and estimates; (v) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vi) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (viii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (ix) our ability to manage our growth effectively including expanding outside of the United States; (x) adverse changes in our relationship with Salesforce; (xi) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiv) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xv) adverse changes in the financial services industry, including as a result of customer consolidation; (xvi) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of the outbreak of hostilities in Ukraine; and (xvii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2021	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$371,425	$88,014
Accounts receivable, net	55,517	74,528
Costs capitalized to obtain revenue contracts, current portion, net	4,864	7,583
Prepaid expenses and other current assets	10,425	13,384
Total current assets	442,231	183,509
Property and equipment, net	29,943	60,677
Operating lease right-of-use assets, net	—	13,170
Costs capitalized to obtain revenue contracts, noncurrent, net	10,191	16,403
Goodwill	57,149	841,487
Intangible assets, net	23,137	180,122
Investment	—	4,031
Other long-term assets	750	1,615
Total assets	$563,401	$1,301,014
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$1,634	$11,366
Accounts payable, related party	4,363	—
Accrued compensation and benefits	15,885	21,454
Accrued expenses and other current liabilities	4,142	14,744
Deferred rent, current portion	203	—
Deferred revenue, current portion	89,141	122,643
Financing obligations, current portion	324	621
Operating lease liabilities, current portion	—	3,548
Total current liabilities	115,692	174,376
Operating lease liabilities, noncurrent	—	11,198
Deferred income taxes, noncurrent	368	1,675
Deferred rent, noncurrent	1,486	—
Deferred revenue, noncurrent	946	44
Financing obligations, noncurrent	15,939	33,478
Construction liability, noncurrent	—	9,736
Total liabilities	134,431	230,507
Commitments and contingencies
Redeemable non-controlling interest	3,791	2,882
Stockholders’ equity
Common stock	47	55
Additional paid-in capital	585,956	1,277,258
Accumulated other comprehensive income (loss)	240	(72)
Accumulated deficit	(161,064)	(209,616)
Total stockholders’ equity	425,179	1,067,625
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$563,401	$1,301,014

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2022	2021	2022
Revenues
Subscription	$44,978	$62,802	$162,439	$224,854
Professional services and other	11,609	12,153	41,854	49,011
Total revenues	56,587	74,955	204,293	273,865
Cost of revenues
Subscription	13,570	18,501	47,969	64,508
Professional services and other	10,598	12,784	40,166	46,905
Total cost of revenues	24,168	31,285	88,135	111,413
Gross profit	32,419	43,670	116,158	162,452
Gross margin %	57%	58%	57%	59%
Operating expenses
Sales and marketing	17,704	24,674	59,731	82,901
Research and development	16,929	23,373	58,263	79,363
General and administrative	11,642	25,614	40,772	71,545
Total operating expenses	46,275	73,661	158,766	233,809
Loss from operations	(13,856)	(29,991)	(42,608)	(71,357)
Non-operating income (expense)
Interest income	72	21	361	194
Interest expense	(130)	(537)	(130)	(1,514)
Other income (expense), net	1,356	(952)	1,693	(1,277)
Loss before income taxes	(12,558)	(31,459)	(40,684)	(73,954)
Income tax provision (benefit)	(123)	(24,863)	586	(23,833)
Net loss	(12,435)	(6,596)	(41,270)	(50,121)
Net loss attributable to redeemable non-controlling interest	(430)	(310)	(1,130)	(1,569)
Adjustment attributable to redeemable non-controlling interest	53	833	396	894
Net loss attributable to nCino, Inc.	$(12,058)	$(7,119)	$(40,536)	$(49,446)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.13)	$(0.07)	$(0.46)	$(0.51)
Weighted average number of common shares outstanding:
Basic and diluted	92,789,559	100,319,094	87,678,323	96,722,464

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2021	2022
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(40,536)	$(49,446)
Net loss and adjustment attributable to redeemable non-controlling interest	(734)	(675)
Net loss	(41,270)	(50,121)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,431	10,006
Non-cash operating lease costs	—	2,534
Amortization of costs capitalized to obtain revenue contracts	4,682	5,779
Stock-based compensation	25,208	28,477
Deferred income taxes	168	(24,280)
Provision for (recovery of) bad debt	100	90
Net foreign currency (gains) losses	(1,691)	1,860
Change in operating assets and liabilities:
Accounts receivable	(20,614)	(13,507)
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts	(8,967)	(11,045)
Prepaid expenses and other assets	(3,342)	(2,503)
Accounts payable	346	8,796
Accounts payable, related parties	956	(4,363)
Accrued expenses and other current liabilities	6,740	7,311
Deferred rent	(52)	—
Deferred revenue	38,339	24,317
Deferred revenue, related parties	(8,013)	—
Operating lease liabilities	—	(2,580)
Net cash provided by (used in) operating activities	9,222	(19,229)
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(268,994)
Purchases of property and equipment	(4,338)	(5,463)
Purchase of cost method investment	—	(4,031)
Net cash used in investing activities	(4,338)	(278,488)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	268,375	—
Payments of costs related to initial public offering	(2,765)	—
Stock issuance costs	—	(210)
Exercise of stock options	8,745	13,907
Proceeds from stock issuance under the employee stock purchase plan	—	2,543
Contingent consideration payments	(197)	—
Principal payments on financing obligations	(37)	(318)
Net cash provided by financing activities	274,121	15,922
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	1,236	(1,231)
Net increase (decrease) in cash, cash equivalents, and restricted cash	280,241	(283,026)
Cash and cash equivalents, beginning of period	91,184	371,425
Cash, cash equivalents, and restricted cash, end of period	$371,425	$88,399

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$371,425	$88,014
Restricted cash included in other long-term assets	—	385
Total cash, cash equivalents, and restricted cash, end of period	$371,425	$88,399

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Tax Benefit Related to the SimpleNexus Acquisition. Upon the acquisition of SimpleNexus, nCino reduced the valuation allowance against U.S. deferred tax assets, resulting in a one-time tax benefit recorded in Income tax provision (benefit). We believe that the exclusion of this benefit from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2022	2021	2022
GAAP total revenues	$56,587	$74,955	$204,293	$273,865

GAAP cost of subscription revenues	$13,570	$18,501	$47,969	$64,508
Amortization expense - developed technology	(392)	(1,427)	(1,525)	(2,604)
Stock-based compensation	(138)	(239)	(576)	(960)
Non-GAAP cost of subscription revenues	$13,040	$16,835	$45,868	$60,944

GAAP cost of professional services and other revenues	$10,598	$12,784	$40,166	$46,905
Stock-based compensation	(874)	(1,314)	(4,232)	(5,195)
Non-GAAP cost of professional services and other revenues	$9,724	$11,470	$35,934	$41,710

GAAP gross profit	$32,419	$43,670	$116,158	$162,452
Amortization expense - developed technology	392	1,427	1,525	2,604
Stock-based compensation	1,012	1,553	4,808	6,155
Non-GAAP gross profit	$33,823	$46,650	$122,491	$171,211
Non-GAAP gross margin %	60%	62%	60%	63%

GAAP sales & marketing expense	$17,704	$24,674	$59,731	$82,901
Amortization expense - customer relationships	(418)	(888)	(1,670)	(2,141)
Amortization expense - trade name	—	(162)	—	(162)
Stock-based compensation	(1,372)	(2,105)	(6,190)	(7,520)
Non-GAAP sales & marketing expense	$15,914	$21,519	$51,871	$73,078

GAAP research & development expense	$16,929	$23,373	$58,263	$79,363
Stock-based compensation	(1,057)	(1,606)	(5,463)	(6,186)
Non-GAAP research & development expense	$15,872	$21,767	$52,800	$73,177

GAAP general & administrative expense	$11,642	$25,614	$40,772	$71,545
Amortization expense - trademarks	—	—	(10)	—
Stock-based compensation	(2,154)	(2,664)	(8,747)	(8,616)
Acquisition-related expenses	—	(9,104)	—	(10,006)
Fees and expenses related to the Antitrust Matters	—	(2,158)	—	(10,326)
Non-GAAP general & administrative expense	$9,488	$11,688	$32,015	$42,597

GAAP loss from operations	$(13,856)	$(29,991)	$(42,608)	$(71,357)
Amortization expense - developed technology	392	1,427	1,525	2,604
Amortization expense - customer relationships	418	888	1,670	2,141
Amortization expense - trademarks	—	—	10	—
Amortization expense - trade name	—	162	—	162
Stock-based compensation	5,595	7,928	25,208	28,477
Acquisition-related expenses	—	9,104	—	10,006
Fees and expenses related to the Antitrust Matters	—	2,158	—	10,326
Non-GAAP operating loss	$(7,451)	$(8,324)	$(14,195)	$(17,641)
Non-GAAP operating margin	(13)%	(11)%	(7)%	(6)%

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2022	2021	2022
GAAP net loss attributable to nCino	$(12,058)	$(7,119)	$(40,536)	$(49,446)
Amortization expense - developed technology	392	1,427	1,525	2,604
Amortization expense - customer relationships	418	888	1,670	2,141
Amortization expense - trademarks	—	—	10	—
Amortization expense - trade name	—	162	—	162
Stock-based compensation	5,595	7,928	25,208	28,477
Acquisition-related expenses	—	9,104	—	10,006
Fees and expenses related to the Antitrust Matters	—	2,158	—	10,326
Tax benefit related to the SimpleNexus acquisition	—	(24,646)	—	(24,646)
Adjustment attributable to redeemable non-controlling interest	53	833	396	894
Non-GAAP net loss attributable to nCino	$(5,600)	$(9,265)	$(11,727)	$(19,482)

Weighted-average shares used to compute net loss per share, basic and diluted	92,789,559	100,319,094	87,678,323	96,722,464

GAAP net loss attributable to nCino per share	$(0.13)	$(0.07)	$(0.46)	$(0.51)
Non-GAAP net loss attributable to nCino per share	$(0.06)	$(0.09)	$(0.13)	$(0.20)

Free cash flow
Net cash provided by (used in) operating activities	$(11,925)	$(21,052)	$9,222	$(19,229)
Purchases of property and equipment	(583)	(1,823)	(4,338)	(5,463)
Free cash flow	$(12,508)	$(22,875)	$4,884	$(24,692)
Principal payments on financing obligations[1]	(37)	(137)	(37)	(318)
Free cash flow less principal payments on financing obligation	$(12,545)	$(23,012)	$4,847	$(25,010)
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com